040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature] Ross Miller Secretary of State State of Nevada	20140073499-59
	Filing Date and Time: 01/30/2014 4:01 PM
	Entity Number: E0053362014-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	RIGHT LANE ACQUISITION I INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ______ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) HAROLD P. GEWERTER, ESQ. Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 5536 S. FORT APACHE ROAD, SUITE 102 (Street Address) — LAS VEGAS (City) — Nevada — 89148 (Zip Code) Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) ROBIN G LANE (Name) 5160 S. FT. APACHE #215-219 (Street Address) — LAS VEGAS (City) — NV (State) — 89148 (Zip Code) 2) ______ Name Street Address — City — State — Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE **6. Benefit Corporation:** (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** ROBIN G LANE (Name) — X ROBIN G LANE (**Incorporator Signature**) 5160 S. FT. APACHE #215-219 (Address) — LAS VEGAS (City) — NV (State) — 89148 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X HAROLD P. GEWERTER, ESQ. — 1/30/2014 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date

This form must be accompanied by appropriate fees.